     As filed with the Securities and Exchange Commission on March 16, 2001

                                             Registration No. ________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BUTLER INTERNATIONAL, INC.
        -----------------------------------------------------------------
              (Exact name of registrant as specified in it charter)

         Maryland                                            06-1154321
        -----------------------------------------------------------------
    (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                     110 Summit Avenue, Montvale, New Jersey 07645
        -----------------------------------------------------------------
        (Address of Principal Executive Offices)             (Zip Code)

  Butler International, Inc.1992 Stock Option Plan for Non-Employee Directors
        Butler International, Inc. 1992 Non-Qualified Stock Option Plan
        ---------------------------------------------------------------
                           (Full title of the plans)

   Warren F. Brecht, Secretary, Butler International, Inc., 110 Summit Ave.,
   -------------------------------------------------------------------------
                               Montvale, NJ 07645
                               ------------------
                    (Name and address of agent for service)

                                 (201) 573-8000
                                 --------------
         (Telephone number, including area code, of agent for service)

                                 Calculation of Registration Fee


     Title of            Amount to be             Proposed               Proposed             Amount of
 Securities to be      Registered(1)(2)       Maximum Offering            Maximum          Registration Fee
    Registered                               Price per Share(3)          Aggregate
                                                                         Offering
                                                                         Price(4)
Common Stock,
$.001 par value          679,200 Shares            $8.09                $5,496,653             $1,374.16
============================================================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Butler International, Inc. 1992 Stock Option Plan for Non-Employee Directors or the Butler International, Inc. 1992 Non-Qualified Stock Option Plan by reason of any stock dividend, stock split, re-capitalization, or other similar transactions effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2) Consists of 529,200 shares of common stock issued or issuable under the Butler International,

     Inc. 1992 Stock Option Plan for Non-Employee Directors and 150,000 shares of common stock issuable under the Butler International, Inc. 1992 Non-Qualified Stock Option Plan.

(3) The Proposed Maximum Offering Price per Share represents a weighted average of the price at which the options may be exercised under the Butler International, Inc. 1992 Stock Option Plan for Non-Employee Directors and the Butler International, Inc. 1992 Non-Qualified Stock Option Plan in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act").

(4) The Proposed Maximum Aggregate Offering Price is based on the aggregate exercise price of all options for all shares of Common Stock to be registered. The Proposed Maximum Aggregate Offering Price is calculated solely for the purposes of calculating the registration fee pursuant to Rule 457 (h) (1) under the Securities Act of 1933.

                                   ----------
                                   Copies to:
                                 James R. Stern
                                McBreen & Kopko
                       20 North Wacker Drive, Suite 2520
                               Chicago, IL  60606
                                 (312) 332-6405

                                EXPLANATORY NOTE

  This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.001 par value per share, issuable pursuant to the Butler International, Inc. 1992 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") and the Butler International, Inc. 1992 Non-Qualified Stock Option Plan (the"Non-Qualified Plan"). Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "control securities" which may be issued pursuant to the Non-Employee Directors Plan and the Non-Qualified Plan, and of "restricted securities" previously issued pursuant to the Non-Employee Directors Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    PLAN INFORMATION

  We will send or give the documents containing the information specified in
Part 1 of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

Item 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

  Butler International, Inc., a Maryland corporation, will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Warren Brecht at Butler International, Inc., 110 Summit Avenue, Montvale, New Jersey, 07645, telephone number (201) 573-8000.

                                   PROSPECTUS


                                 679,200 Shares

                           BUTLER INTERNATIONAL, INC.
                               110 Summit Avenue
                              Montvale, NJ  07645
                                 (201) 573-8000

                                  COMMON STOCK

                          (Par Value $.001 Per Share)

  These shares of common stock are being offered by the selling stockholders identified in this prospectus. Butler International, Inc. ("Butler" or the "Company") issued the stock options to the selling stockholders in connection with the Butler International, Inc. 1992 Stock Option Plan for Non-Employee Directors and the Butler International, Inc. 1992 Non-Qualified Stock Option Plan.

  The selling stockholders may offer their shares of common stock through public or private transactions, in the over-the-counter markets, on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or through one or more underwriters on a firm commitment or best efforts basis. The selling stockholders may engage underwriters, brokers, dealers or agents, who may receive commissions or discounts from the selling stockholders. We will pay substantially all of the expenses incident to the registration of the shares, except for sales commissions and other seller's compensation applicable to sales of the shares.

  The selling stockholders and any underwriters, agents or broker-dealers that participate with the selling stockholders in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the common stock may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

  Our common stock is presently trading on the NASDAQ National Market System under the symbol "BUTL". The closing price of our common stock on March 12, 2001 was $5.00per share.

  Our principal executive offices are located at 110 Summit Avenue, Montvale, New Jersey 07645, and our telephone number is (201) 573-8000.

  Investing in our common stock involves risks. See "Risk Factors" beginning on page 5 for a discussion of these risks.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             _____________________

                 The date of this Prospectus is March 16, 2001.

                            TABLE OF CONTENTS

                                                       Page

The Company.........................................   3

About this Prospectus...............................   4

Forward-Looking Statement...........................   4

Risk Factors........................................   5

Use of Proceeds.....................................   6

Selling Stockholders................................   6

Plan of Distribution................................   8

Interests of Named Experts and Counsel..............   9

Indemnification of Directors and Officers...........   9

Legal Matters.......................................  10

Experts.............................................  10

Incorporate of Certain Documents by Reference.......  10

Where You Can Find Additional Information About Us..  11

                                   * * * * *

  You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.


                                  THE COMPANY

  The Company, through its subsidiaries, provides a wide range of technical and information technology services to companies worldwide. The Company provides strategic outsourcing, project management and staff augmentation services on a contractual basis to clients in a wide variety of industries and service lines, including financial services, telecommunications, banking, quality assurance, brokerage, computer software, voice data and video communications, cable TV, entertainment, CAD design, electronics, energy, consumer products, environmental, aerospace, aircraft, food processing, marine, petrochemical, pharmaceutical, automotive, fleet services, trucking, utilities and courier. As of February 20, 2001, the Company had approximately 4,800 employees, of which approximately 4,200 billable employees provide services, generally at client facilities, from a network of 39 offices in the United States and abroad. Through its international operations, the Company currently provides similar services from offices in the United Kingdom. In 2000, the Company had net sales of $428 million from its domestic and foreign operations.

  The Company was incorporated in Maryland on November 27, 1985. The principal executive offices of the Company are located at 110 Summit Avenue, Montvale, New Jersey 07645, and its telephone number is (201) 573-8000.

                             ABOUT THIS PROSPECTUS

  Unless the context otherwise requires, the terms "we", "our", "us", "the company", and "Butler" refer to Butler International, Inc., a Maryland corporation.

  The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website or at the SEC's offices mentioned under the heading "Where You Can Find Additional Information About Us".

                           FORWARD-LOOKING STATEMENTS

  This prospectus contains forward-looking statements. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference into this prospectus as well as in any accompanying prospectus. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "plans", "estimates" or similar expressions. These statements are based on beliefs and assumptions of our management and on information currently available to our management.

  Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

       -      fluctuations in our quarterly operating results;

       -      the continuing demand and acceptance of our services;

       -      our inability to manage our growth;

       -      our ability to attract and retain qualified personnel;

       -      potential misappropriations of our technology;

       -      rapid technological changes in our industry;

       -      adverse changes in governmental regulations;

       -      high levels of competition in our markets.

  We believe these forward-looking statements are reasonable; however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  RISK FACTORS

  An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The risks and uncertainties described below are not the only ones facing Butler. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Due to any of these risks you may lose all or part of your investment.

  Volatility of Stock Price; Depressive Effect of Future Sales of Common Stock.
  ----------------------------------------------------------------------------
Trading of our Common Stock has been subject to wide fluctuations in price. In addition, the stock market from time to time has experienced extreme price and volume fluctuations which often have been unrelated to the operating performance of the companies whose stock is traded. These broad market fluctuations may adversely affect the market price of our Common Stock. In addition, sales of newly issued Common Stock in the public market (through issuances by the Company to the public, the resale of Common Stock acquired through Company employee benefit plans or otherwise) could place downward pressure on the market price of our Common Stock.

  Role of Management.  To date, the growth and operation of our business has
  ------------------
been heavily dependent upon the efforts of our Chief Executive Officer and Chairman of the Board of Directors, Edward M. Kopko. Our operations could be adversely affected if, for any reason, Mr. Kopko does not continue to be active in our management.

  Principal Stockholders.  Excluding the effect of the sale of the securities
  ----------------------
offered hereby, our management controls approximately 38% of the stockholder vote of the Company. As principal stockholder, management may have the ability to influence the policies and affairs of the Company to a greater extent than other stockholders. Such control could adversely affect the market price of our Common Stock or delay or prevent a change in control of the Company.

  Anti-Takeover Considerations.  Certain provisions of our Articles of
  ----------------------------
Incorporation and Bylaws may have the effect of discouraging, delaying or making more difficult a change in control of the

Company or preventing the removal of incumbent directors even if some, or a majority, of our stockholders were to deem such an attempt to be in the best interest of the Company. Among other things, the Articles of Incorporation provide for a classified Board of Directors and require the affirmative vote of holders of at least two-thirds of the Series B Preferred Stock to approve the creation of debt or certain classes of preferred stock, or to approve certain amendments to the Company's Articles of Incorporation. The Articles of Incorporation also allow the Board of Directors to issue up to five million shares of Preferred Stock and fix the rights privileges and preferences of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future.


                                USE OF PROCEEDS

  We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders but will receive proceeds from the exercise of the options, if and when exercised.

                              SELLING STOCKHOLDERS

  The selling stockholders acquired or will acquire beneficial ownership of all shares to be registered under this reoffer prospectus through stock options granted under the Non-Employee Directors Plan and the Non-Qualified Stock Option Plan. The following table shows the names of the selling stockholders, the number of shares of common stock beneficially owned by such stockholder and the number of shares of common stock that they may sell from time to time under this reoffer prospectus.

  We may amend or supplement this reoffer prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold. The following table sets forth certain information as of March 16, 2001, with respect to the selling stockholders.



                                                                                                Percentage of Shares
                                                 Number of Shares                                of Common  Stock
    Selling               Number of Shares         Subject to                                  Beneficially Owned (4)
 Stockholder (1)       Beneficially Owned (2)      Options(3)     Shares Registered     Before Offering         After Offering
 ---------------       ----------------------      ----------     -----------------     ---------------         --------------

Frederick H.                 344,953 (5)             114,500           147,000 (6)            3.4%                  1.9%
Kopko, Jr.

Hugh G. McBreen              283,371 (7)             147,000           147,000 (8)            2.8%                  1.3%
Nikhil S.
Nagaswami                    132,000 (9)             132,000           132,000 (9)            1.1%                    0

John F. Hegarty             112,700 (10)             103,200          103,200 (11)            1.1%                    *
Edward M. Kopko             525,488 (12)             266,100          150,000 (13)            5.1%                  3.6%

*  less than 1%

(1) This prospectus also registers the exercise of options under the Non-Employee Directors Plan and the subsequent resale of the underlying common stock by "family members" of Frederick H. Kopko, Jr., Hugh G. McBreen, Nikhil S. Nagaswami and John F. Hegarty, and the exercise of options under the Non-Qualified Stock Option Plan and the subsequent resale of the underlying common stock by "family members" of Edward M. Kopko, as permitted under General Instruction A.1(a)(5) to Form S-8. Frederick H. Kopko, Jr., Hugh G. McBreen, Nikhil S. Nagaswami, and John F. Hegarty are directors of the Company, and Edward M. Kopko is Chief Executive Officer and Chairman of the Board of Directors of the Company.

(2) Represents shares of common stock owned beneficially by the named individual, including shares that such individual has the right to acquire within 60 days of the date of this reoffer prospectus. Unless otherwise noted, all persons referred to above have sole voting and investment power. Does not include shares of Series B preferred stock.

(3) Consists of shares of our common stock underlying options granted to the selling stockholders under our stock option plans whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(4) Based on 10,095,075 shares outstanding on the date of this reoffer prospectus. Assumes shares subject to option are subsequently sold.

(5) Includes 114,500 shares that may be acquired upon exercise of options granted under our stock option plans. Does not include 1,149,059 shares of Series B preferred stock. The business address of Mr. Kopko is 20 North Wacker Drive, Suite 2520, Chicago, Illinois 60606.

(6) Consists of 45,000 shares previously acquired and 102,000 shares which may be acquired upon exercise of options granted under the Non-Employee Directors Plan.

(7) Includes 5,437 shares beneficially owned by Mr. McBreen's children (as to which Mr. McBreen disclaims beneficial ownership), 87,000 shares that may be acquired upon exercise of options granted under Butler stock option plans and 60,000 shares that may be purchased upon exercise of certain additional warrants. Does not include 1,112,684 shares of Series B preferred stock. The business address of Mr. McBreen is 20 North Wacker Drive, Suite 2520, Chicago, Illinois 60606.

(8) Consists of 60,000 shares previously acquired and 87,000 shares which may be acquired upon exercise of options granted under the Non-Employee Directors Plan.

(9) Consists of 132,000 shares which may be acquired upon exercise of options granted under the Non-Employee Directors Plan. The business address of Mr. Nagaswami is Profra Trinidad Davila #820, Colonia Jeronimo Siller, Garza Garcia NL, Mexico CP 66250.

(10) Includes 103,200 shares that may be acquired upon exercise of options registered herein. Does not include 639,977 shares of Series B Preferred Stock.

(11) Consists of 103,200 shares which may be acquired upon exercise of options acquired under the Non-Employee Directors Plan.

(12) Includes 266,100 shares that may be acquired upon exercise of options granted under the Company's stock option plans.

(13) Consists of 150,000 shares which may be acquired upon exercise of options granted under the Non-Qualified Stock Option Plan.


                              PLAN OF DISTRIBUTION

  The selling stockholders may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Sales are anticipated to be made at market prices prevailing at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as an agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

  Any broker-dealer participating in such transactions as agent may receive commission from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with them to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

  We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the selling stockholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

  Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

  There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered under this reoffer prospectus.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

  The firm of McBreen & Kopko is issuing an opinion in connection with the legality of the issuance of shares of common stock under the Non-Employee Directors Plan and the Non-Qualified Stock Option Plan. Frederick H. Kopko, Jr. and Hugh G. McBreen are partners in McBreen & Kopko and beneficiaries of the Non-Employee Directors Plan. During 2000, the Company paid or accrued $720,000 in legal fees and expenses to McBreen & Kopko.

  Under various stockholder-approved option plans and other stock purchase agreements, Messrs. Frederick H. Kopko, Jr., Hegarty and McBreen have executed primarily non-interest bearing notes payable to the Company to purchase common stock. As of December 31, 1999, $2,533,868 remained outstanding under such notes.

  Except for one note from Frederick H. Kopko, Jr., with a December 31, 1999 balance of $121,630, the full principal amount of each loan set forth above is currently outstanding and has been outstanding since the date of the loans. All of the loans set forth above are currently collateralized by all of the Series B Preferred Stock held by each director.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section EIGHT of the Articles of Incorporation authorizes the Company to provide for indemnification of officers and directors through, among other way, a provision in its by-laws. Section 13 of Article III of the Company's By-laws provides that the registrant shall indemnify its directors and officers from liabilities and expenses to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"). Accordingly, pursuant to the terms of the MGCL as presently in effect, the Company may indemnify any director unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. In addition, the Company's By-Laws require the Company to indemnify each person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. The Company may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board or Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is therefore unenforceable.

                                 LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by McBreen & Kopko, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements as of December 31, 1999 and 1998 and each of the three years in the period ended December 31, 1999 incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors as stated in their reports, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

       - Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

       - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000;

       - the description of our common stock included in our registration statement under Section 12 of the Securities Exchange Act of 1934; and

       - all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Warren Brecht, Butler International, Inc., 110 Summit Avenue, Montvale, New Jersey, 09745, telephone number (201) 573-8000.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

  We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. For further information, please call the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.
                        ------------------

  We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION BY REFERENCE

  The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

       (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

       (b) Quarterly Reports of the Registrant on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 31, 2000.

       (c) the description of the Registrant's common stock, par value $.001 per share, contained in our registration statement under Section 12 of the Securities Exchange Act of 1934.

  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES

  Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

  During 2000, we paid or accrued $720,000 in legal fees and expenses to McBreen & Kopko. Frederick H. Kopko, Jr. and Hugh G. McBreen are partners in McBreen & Kopko and beneficiaries of the Non-Employee Directors Plan.

  Under various stockholder-approved option plans and other stock purchase agreements, Messrs. Frederick H. Kopko, Jr., Hegarty and McBreen have executed primarily non-interest bearing notes payable to the Company to purchase common stock. As of December 31, 1999, $2,533,868 remained outstanding under such notes.

  Except for one note from Frederick H. Kopko, Jr., with a December 31, 1999 balance of $121,630, the full principal amount of each loan set forth above is currently outstanding and has been outstanding since the date of the loans. All of the loans set forth above are currently collateralized by all of the Series B Preferred Stock held by each director.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section Eight of the Articles of Incorporation authorizes the Company to provide for indemnification of officers and directors through, among other way, a provision in its by-laws. Section 13 of Article III of the Company's By-laws provides that the registrant shall indemnify its directors and officers from liabilities and expenses to the fullest extent permitted by the Maryland General Corporation Law ("MGCL"). Accordingly, pursuant to the terms of the MGCL as presently in effect, the Company may indemnify any director unless it is established that: (i) the act or omission of the director was material to the mater giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. In addition, the Company's By-Laws require the Company to indemnify each person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. The Company may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland.

Item. 7     EXEMPTION FROM REGISTRATION CLAIMED

  The exercises of options to acquire stock by Frederick H. Kopko, Jr. and Hugh
G. McBreen pursuant to the Non-Employee Directors Plan, were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Messrs. Kopko and McBreen are accredited and sophisticated investors. By virtue of their relation to the Company, these directors had access to information on the Company necessary to make an informed investment decision.

Item 8.     EXHIBITS

4.1 Butler International, Inc. 1992 Stock Option Plan for Non-Employee Directors (filed as Exhibit 10.43 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference)

4.2 Butler International, Inc. 1992 Non-Qualified Stock Option Plan (filed as Exhibit 10.40 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference)

5.1         Opinion of McBreen & Kopko

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of McBreen & Kopko (incorporated by reference into Exhibit
            5.1)

24.1        Power of Attorney (contained in signature page)

Item 9.     UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          2. That, for the purpose of determining any liability under that act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on March 14, 2001.

     BUTLER INTERNATIONAL, INC.


     By:  /s/ Warren F. Brecht
          --------------------------------
               Warren F. Brecht, Secretary


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Butler International, Inc., hereby severally and individually constitute and appoint Warren F. Brecht and Michael C. Hellriegel, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                            Title                            Date
----                            -----                            ----

 /s/ Edward S. Kopko            Chairman and Chief               March 14, 2001
------------------------------  Executive Officer
      Edward S. Kopko           (Principal Executive Officer)





/s/ Michael C. Hellriegel       Senior Vice President and        March 14, 2001
------------------------------  Chief Financial Officer
     Michael C. Hellriegel      (Principal Financial Officer)
                                (Principal Accounting Officer)


/s/ Warren F. Brecht            Secretary                        March 14, 2001
------------------------------
     Warren F. Brecht

/s/ Frederick H. Kopko, Jr.
------------------------------  Director                         March 14, 2001
     Frederick H. Kopko, Jr.


/s/ Hugh G. McBreen             Director                         March 14, 2001
------------------------------
     Hugh G. McBreen


/s/ John F. Hegarty             Director                         March 14, 2001
------------------------------
     John F. Hegarty


/s/ Nikhil S. Nagaswami         Director                         March 14, 2001
------------------------------
     Nikhil S. Nagaswami

                                 EXHIBIT INDEX
Exhibit No.    Description
-----------    -----------

5.1            Opinion of McBreen & Kopko

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of McBreen & Kopko (incorporated by reference into
               Exhibit 5.1)

24.1           Power of Attorney (contained in signature page)